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Exhibit 13.1

CERTIFICATION PURSUANT TO 18
U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the annual report of Sasol Limited (the "Company") on Form 20-F for the period ending 30 June 2019, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify that to the best of our knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 28 October 2019

By:	/s/ BONGANI NQWABABA Bongani Nqwababa Joint President and Chief Executive Officer

By:	/s/ STEPHEN CORNELL Stephen Cornell Joint President and Chief Executive Officer

Date: 28 October 2019

By:	/s/ PAUL VICTOR Paul Victor Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to and will be retained by Sasol Limited and furnished to the Securities and Exchange Commission or its staff upon request.

        This certification will not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, even if the document with which it is submitted to the Securities and Exchange Commission is so incorporated by reference.

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  Exhibit 13.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002